Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
NISOURCE ENERGY PARTNERS, L.P.
     This Certificate of Limited Partnership, dated December 5, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1.       Name. The name of the limited partnership is “NiSource Energy Partners, L.P.”
     2.       Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
     3.       General Partner. The name and the business, residence or mailing address of the general partner are:
NiSource GP, LLC
801 East 86th Avenue
Merrillville, Indiana 46410
     EXECUTED as of the date written first above.

NiSource GP, LLC, its General Partner By: Columbia Energy Group, its sole member
By:	/s/ Gary W. Pottorff
Gary W. Pottorff
Authorized Person